Exhibit 99.1

Almost Family, Inc.

Steve Guenthner

(502) 891-1000

FOR IMMEDIATE RELEASE	January 19, 2017

Almost Family Announces Pricing of Upsized Offering of 3,000,000 Shares of Common Stock

Louisville, KY, January 19, 2017 — Almost Family, Inc. (NASDAQ: AFAM) today announced that it has priced its upsized underwritten public offering of 3,000,000 shares of its common stock at a price of $44.50 per share. The net proceeds from the offering will be approximately $125,490,000 million, after estimated issuance discounts and commissions. Almost Family intends to use the net proceeds from the offering to repay outstanding indebtedness under its revolving credit facility borrowed to fund its recent acquisition. In addition, Almost Family has granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of its common stock.

J.P. Morgan Securities LLC and BofA Merrill Lynch are acting as joint book-running managers for the offering. Capital One Securities, Inc., Fifth Third Securities, Inc. and Regions Securities LLC are acting as co-managers for the offering. The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewater, NY 11717, or telephone: 866-803-9204 or (ii) BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC  28255-0001, Attn: Prospectus Department, or Email: dg.prospectus_requests@baml.com. These documents will also be filed with the SEC and will be available at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds. These forward-looking statements are based on current plans, expectations, projections, forecasts and assumptions about future events that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” or similar terms, variations of those terms or the negative of those terms. While forward-looking statements reflect good faith beliefs, assumptions and expectations, they are not guarantees of future performance, and the Company undertakes no obligation to update or revise its forward-looking statements. The forward-looking statements in this news release are based on a variety of assumptions that may not be realized and that are subject to significant risks and uncertainties, including that the offering may not be completed. For a more complete discussion regarding other factors which could affect the Company’s financial performance, refer to the Company’s various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended January 1, 2016, in particular information under the headings “Special Caution Regarding Forward-Looking Statements” and “Risk Factors.”

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading national provider of home healthcare services, with 340 branch locations in 26 states, following the completion of its joint venture transaction with Community Health Systems, Inc. (CHS) (NYSE: CYH). Almost Family, Inc. and its subsidiaries operate a visiting nurse segment, a personal care segment and a HealthCare Innovations segment. CHS Home Health, the joint venture with CHS, is one of the nation’s larger Medicare home health care providers with 74 home health and 15 hospice locations in 22 states. Most of its home health and hospice operations are affiliated with CHS general acute care hospitals in communities across the country. The JV is managed by Almost Family, governed by a board with proportionate representation from Almost Family and CHS and is primarily focused on serving the post-acute home health needs of the current CHS locations while also developing additional home health capabilities in communities with a CHS hospital but no affiliated home healthcare.